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                                                                      Exhibit 11

El Paso Electric Company
Computation of Earnings Per Share
(In Thousands Except for Share Data)
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                                                                       Three Months Ended March 31,    Twelve Months Ended March 31,
                                                                       ----------------------------    ----------------------------
                                                                           2000            1999            2000            1999
                                                                       ------------    ------------    ------------    ------------
Net income (loss) applicable to common stock:
      Income (loss) before extraordinary items                         $      8,560    $     (2,725)   $     42,897    $     32,649
      Extraordinary loss on repurchases of debt,
          net of income tax benefit                                            (553)           --            (3,889)           --
      Extraordinary gain on discharge of debt,
          net of income tax expense                                            --              --              --             3,343
                                                                       ------------    ------------    ------------    ------------
          Net income (loss) applicable to common stock                 $      8,007    $     (2,725)   $     39,008    $     35,992
                                                                       ============    ============    ============    ============
Basic earnings (loss) per common share:
      Weighted average number of common
          shares outstanding                                             55,299,922      60,209,960      57,994,205      60,179,129
                                                                       ============    ============    ============    ============
      Net income (loss) per common share:
          Income (loss) before extraordinary items                     $      0.155    $     (0.045)   $      0.740    $      0.542
          Extraordinary loss on repurchases of debt,
              net of income tax benefit                                      (0.010)           --            (0.067)           --
          Extraordinary gain on discharge of debt,
              net of income tax expense                                        --              --              --             0.056
                                                                       ------------    ------------    ------------    ------------
              Net income (loss)                                        $      0.145    $     (0.045)   $      0.673    $      0.598
                                                                       ============    ============    ============    ============
Diluted earnings (loss) per common share:
      Weighted average number of common
          shares outstanding                                             55,299,922      60,209,960      57,994,205      60,179,129
                                                                       ------------    ------------    ------------    ------------
      Effect of dilutive potential common stock options
          based on the treasury stock method using
          average market price:
              Quarter ended March 31                                        492,272            --           492,272            --
              Quarter ended June 30                                            --              --           384,767         538,986
              Quarter ended September 30                                       --              --           498,828         457,905
              Quarter ended December 31                                        --              --           514,212         479,130
      Effect of dilutive potential restricted common
          stock based on the treasury stock method
          using average market price:
              Quarter ended March 31                                         20,116            --            20,116            --
              Quarter ended June 30                                            --              --            29,186          31,840
              Quarter ended September 30                                       --              --            45,471          35,468
              Quarter ended December 31                                        --              --            56,258          39,433
                                                                       ------------    ------------    ------------    ------------
                                                                            512,388            --         2,041,110       1,582,762
              Divided by number of quarters                                       1               1               4               4
                                                                       ------------    ------------    ------------    ------------
                  Net effect of dilutive potential common stock             512,388            --           510,278         395,690
                                                                       ------------    ------------    ------------    ------------
      Weighted average number of common shares and
          dilutive potential common shares outstanding                   55,812,310      60,209,960      58,504,483      60,574,819
                                                                       ============    ============    ============    ============

      Net income (loss) per common share:
          Income (loss) before extraordinary items                     $      0.153    $     (0.045)   $      0.733    $      0.539
          Extraordinary loss on repurchases of debt,
              net of income tax benefit                                      (0.010)           --            (0.066)           --
          Extraordinary gain on discharge of debt,
              net of income tax expense                                        --              --              --             0.055
                                                                       ------------    ------------    ------------    ------------
              Net income (loss)                                        $      0.143    $     (0.045)   $      0.667    $      0.594
                                                                       ============    ============    ============    ============
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